SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
     (Amendment No.   )


     Filed by the Registrant[X]
     Filed by a Party other than the Registrant[ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

     CHYRON CORPORATION
     (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
     Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate Number of securities to which transaction applies:

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     pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     5) Total fee paid:


     [] Fee paid previously with preliminary materials.
     [] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1) Amount Previously Paid:

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     4) Date Filed:


     CHYRON CORPORATION
     5 Hub Drive
     Melville, New York 11747
     (516) 845-2000
     March 31, 1998


     Dear Shareholders:

     On behalf of the Board of Directors and management of Chyron
     Corporation (the "Company"), I cordially invite you to attend the Annual Meeting of Shareholders to be held on Wednesday, May 13, 1998, at 9:30 a.m., at the Museum of Television and Radio, located at 25 West 52nd Street, New York, New York 10019.

     The matters to be acted upon at the meeting are fully described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. In addition, the directors and executive officers of the Company will be present to respond to any questions that you may have. Accompanying the attached Proxy Statement is the Company's Annual Report for 1997. This report describes the financial and operational activities of the Company.

     Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it in the accompanying envelope as promptly as possible. If you attend the Annual Meeting, and I hope you will, you may vote your shares in person even if you have previously mailed in a proxy card.

     We look forward to greeting our shareholders at the meeting.

     Sincerely,



     /s/ Edward Grebow
         Edward Grebow
     President, Chief Executive Officer
     and Director


     CHYRON CORPORATION
     5 Hub Drive
     Melville, New York 11747


     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
     TO BE HELD ON MAY 13, 1998


     TO THE SHAREHOLDERS OF
     CHYRON CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Chyron Corporation, a New York corporation (hereinafter "Company"), will be held at the Museum of Television and Radio, located at 25 West 52nd Street, New York, New York 10019, on Wednesday, May 13, 1998, at 9:30 a.m., for the following purposes:

     1. To elect directors of the Company to hold office until the next Annual Meeting or until their respective successors are duly elected and qualified;

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 26, 1998 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Representation of at least a majority of all outstanding shares of Common Stock is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting. The list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Company's offices at 5 Hub Drive, Melville, New York, 11747, for ten (10) days prior to May 13, 1998.

     Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the self-addressed envelope enclosed for your convenience. You may revoke your proxy at anytime before it is voted.

     By Order of the Board of Directors,


     /s/ Daniel DeWolf
         Daniel I. DeWolf,
         Secretary

     Melville, New York
     March 31, 1998


     YOUR VOTE IS IMPORTANT, ACCORDINGLY, WE URGE YOU TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.


     CHYRON CORPORATION

     TABLE OF CONTENTS



     INFORMATION CONCERNING VOTE - page 1

     ELECTION OF THE BOARD OF DIRECTORS - page 2

     EXECUTIVE COMPENSATION AND OTHER INFORMATION - page 4

     COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON
     EXECUTIVE COMPENSATION - page 9

     STOCK PERFORMANCE CHART - page 10

     OTHER MATTERS ARISING AT THE ANNUAL MEETING - page 11

     PRINCIPAL SHAREHOLDERS - page 11

     INTERESTED PARTY TRANSACTIONS - page 14

     INDEMNIFICATION OF DIRECTORS AND OFFICERS - page 14

     SHAREHOLDER PROPOSALS - page 14

     COST OF SOLICITATION OF PROXIES - page 14

     INDEPENDENT PUBLIC ACCOUNTANTS - page 15

     SECTION 16(a) REPORTING DELINQUENCIES - page 15

     ANNUAL REPORT ON FORM 10-K - page 15


     CHYRON CORPORATION
     5 Hub Drive
     Melville, New York 11747


     PROXY STATEMENT


     For Annual Meeting of Shareholders
      to be Held on May 13, 1998
     Approximate Mailing Date of Proxy Statement and Form of Proxy:
     March 31, 1998.

     INFORMATION CONCERNING VOTE

     General

     This Proxy Statement and the enclosed form of proxy is furnished in connection with the solicitation of proxies by the Board of Directors of Chyron Corporation, a New York corporation (hereinafter, the "Company"), for use at the annual meeting of shareholders to be held on Wednesday, May 13, 1998, at 9:30 a.m., and at any and all adjournments thereof (the "Annual Meeting"), with respect to the matters referred to in the accompanying notice. The Annual Meeting will be held at the Museum of Television and Radio, located at 25 West 52nd Street, New York, New York 10019.

     Voting Rights and Outstanding Shares

     Only shareholders of record at the close of business on March 26, 1998 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on March 13, 1998, 32,605,706 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company were issued and outstanding. Each share of Common Stock entitles the record holder thereof to one (1) vote on all matters properly brought before the Annual Meeting.

     Revocability of Proxies

     A shareholder who executes and mails a proxy in the enclosed return envelope may revoke such proxy at any time prior to its use by notice in writing to the Secretary of the Company, at the above address, or by revocation in person at the Annual Meeting. Unless so revoked, the shares represented by duly executed proxies received by the Company prior to the Annual Meeting will be presented at the Annual Meeting and voted in accordance with the shareholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted FOR the election as directors of the
     nominees named below under the caption "ELECTION OF DIRECTORS."   In
     their discretion, the proxies are authorized to consider and vote upon such matters incident to the conduct of the meeting and upon such other business matters or proposals as may properly come before the meeting that the Board of Directors of the Company does not know a reasonable time prior to this solicitation will be presented at the meeting.

     Voting Procedures

     All votes shall be tabulated by the inspector of elections appointed for the meeting, who shall separately tabulate affirmative and negative votes, abstentions and broker non-votes. The presence of a quorum for the Annual Meeting, defined here as a majority of the votes entitled to be cast at the meeting, is required. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes are not counted for quorum purposes.

     Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the meeting.

     ELECTION OF THE BOARD OF DIRECTORS

     The Board of Directors has nominated eight (8) persons to be elected as Directors at the Annual Meeting and to hold office until the next Annual Meeting or until their successors have been duly elected and qualified. It is intended that each proxy received by the Company will be voted FOR the election, as directors of the Company, of the nominees listed below, unless authority is withheld by the shareholder executing such proxy. Shares may not be voted cumulatively. Each of such nominees has consented to being nominated and to serve as a director of the Company if elected. If any nominee should become unavailable for election or unable to serve, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. At the present time, the Board of Directors knows of no reason why any nominee might be unavailable for election or unable to serve. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

     Director Nominees

     The following table sets forth certain information with respect to the nominees for directors:

         Name and Company Position                   Director of the
             and Offices Held                         Company Since

     Charles M. Diker
     Director, Member of the Audit Committee,
     Member of the Compensation and Stock
     Option Committee                                September, 1995

     Edward Grebow
     President and Chief Executive Officer,
     Director                                        June, 1997

     Donald P. Greenberg
     Director                                        September, 1996

     Raymond W. Hartman
     Director                                        May, 1996

     Alan J. Hirschfield
     Director, Member of the Audit Committee         July, 1995

     Wesley W. Lang, Jr.
     Director, Member of the Compensation
     and Stock Option Committee                      July, 1995

     Eugene M. Weber
     Director, Member of the Audit Committee         July, 1995

     Michael I. Wellesley-Wesley
     Chairman of the Board                           May, 1995



     Charles M. Diker, age 63, is a non-managing principal with the investment management company of Weiss, Peck & Greer LLC ("Weiss, Peck & Greer") and has been associated with such company since 1976.
      Weiss, Peck & Greer manages, directly or indirectly, the following funds: WPG Corporate Development Associates IV, L.P., WPG Corporate Development Associates IV (Overseas), L.P., Weiss, Peck & Greer Venture Associates III, L.P. and WPG Enterprise Fund II, L.P. These funds are shareholders of the Company. He is also the Chairman of the Board of Directors of Cantel Industries, Inc. ("Cantel"), a manufacturer of infection control equipment and distributor of diagnostic devices. Mr. Diker is also a member of the Board of Directors of Data Broadcasting Corporation ("DBC"), a provider of various financial data and proprietary information, BeautiControl Cosmetics, Inc., an international direct sales skin care, cosmetics, health and image company, International Specialty Products Inc., a manufacturer of specialty chemicals, and AMF Bowling Inc., an operator of bowling centers.

     Edward Grebow, age 48, is President and Chief Executive Officer of the Company and has held such positions since June 1997. Prior to joining Chyron, Mr. Grebow was President of TELE-TV Systems, a joint venture of Bell Atlantic, NYNEX and Pacific Telesis, from July 1995 through June 1997. From February 1988 to July 1995 Mr. Grebow was Senior Vice President Operations and Administration at CBS, Inc. Prior to his position at CBS, Inc., Mr. Grebow served as Executive Vice President of the Bowery Savings Bank from 1985 to 1988 and Vice President of JP Morgan & Co. Inc. from 1972 to 1985. Mr. Grebow is a member of the Board of Trustees of The George Washington University.

     Donald P. Greenberg, age 64, is the Jacob Gould Schuman Professor of Computer Graphics and Founding Director, Program of Computer
     Graphics, at Cornell University. He has been a professor at Cornell University since 1968. He is also a member of the Board of Directors of DBC and PCA International, an operator of portrait studios.

     Raymond W. Hartman, age 63, formerly held the position of Deputy Chairman of Pro-Bel Limited ("Pro-Bel") a subsidiary of the Company, from April 1996 through February 1998. From 1993 until April 1996, he was the Chairman of Pro-Bel. From 1978-1993, he was the Finance Director of Pro-Bel.

     Alan J. Hirschfield, age 62, is Co-Chairman of the Board of Directors and Co-Chief Executive Officer of DBC and has held such positions since June 1992. In October 1990, Mr. Hirschfield was appointed to serve as part of a restructuring team to address the financial problems of Financial News Network Inc. ("FNN") and in that capacity he served as Co-Chief Executive Officer of FNN from October 1990 until June 1992. As part of this restructuring, FNN filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in March 1991. Pursuant to FNN's plan of reorganization, DBC was spun off in June 1992. Prior to his current positions, he served as Chief Executive Officer of Twentieth Century-Fox Film Corp., from 1980 to 1985, and Columbia Pictures Entertainment Inc., from 1973 to 1978. Mr. Hirschfield is also a member of the Board of Directors of Cantel.

     Wesley W. Lang Jr., age 40, is a managing director with the investment management company of Weiss, Peck & Greer and has been associated with such company since 1985. Weiss, Peck & Greer manages, directly or indirectly, the following funds: WPG Corporate Development Associates IV, L.P., WPG Corporate Development
     Associates, IV (Overseas), L.P., Weiss, Peck & Greer Venture
     Associates III, L.P. and WPG Enterprise Fund II, L.P. These funds are shareholders of the Company.

     Eugene M. Weber, age 47, is the President of Bluewater Capital Management, Inc., an investment consulting firm. From 1994 to 1995, Mr. Weber was an independent consultant to Westpool Investment Trust plc, a shareholder in the Company and from 1983 to 1994 he was a partner with Weiss, Peck & Greer.

     Michael I. Wellesley-Wesley, age 45, is Chairman of the Board of Directors and formerly held the position of Chief Executive Officer
     of the Company from July 1995 through June 1997.   From May 1995
     until July 1995, he was a member of the Board of Directors. From 1992 until 1995, he was a Director and Executive Vice President of DBC and from 1990 until 1992 he was a consultant to that corporation's predecessor. Mr. Wellesley-Wesley was an executive director of Stephen Rose & Partners Ltd., a London-based investment banking firm, from 1980 to 1990.
     Committees of the Board of Directors and Meeting Attendance

     The Board of Directors held five (5) meetings during fiscal year 1997. The Board of Directors appointed a Compensation and Stock Option Committee (the "Compensation Committee") and an Audit
     Committee.

     The Compensation Committee is authorized to review and make recommendations to the Board of Directors on all matters regarding the remuneration of the Company's executive officers, including the administration of the Company's compensation plans. The current members of the Committee are Messrs. Diker and Lang. The Committee held two (2) meetings during fiscal year 1997.

     The Audit Committee is responsible for making recommendations to the Board of Directors as to the selection of the Company's independent auditor, maintaining communication between the Board and the independent auditor, reviewing the annual audit report submitted by the independent auditor and determining the nature and extent of problems, if any, presented by such audit warranting consideration by the Board. The current members of the Audit Committee are Messrs. Diker, Hirschfield and Weber. The Committee held two (2) meetings during fiscal year 1997.

     During the fiscal year ended December 31, 1997, all directors who are nominated for election attended at least 75% of the aggregate number of meetings of the Board held during the period for which they have been a director and all committees of the Board of which they were members held during the period which they have been members.

     Executive Officers

     In addition to Mr. Grebow, the executive officers of the Company are the following:

     Patricia Arundell Lampe - Chief Financial Officer and Treasurer, age
     38. Ms. Lampe was appointed Chief Financial Officer and Treasurer of the Company in October 1994. She had served as Acting Vice President, Chief Financial Officer, Treasurer and Secretary since July 1994. Ms. Lampe joined the Company in July 1993 as Corporate Controller. From 1990-1993, she was an Audit Manager with Price Waterhouse LLP.

     Roi Agneta - Executive Vice President, age 51. Mr. Agneta was appointed Executive Vice President of Strategic Planning in May 1996. From October 1995 to May 1996, Mr. Agneta was Vice President of the Company. From 1974 to 1993, he held several executive management positions at the Company, including Vice President of Engineering and Corporate Marketing. From 1993 to October 1995, he held several senior management positions with Dynatech Corporation's Video Group, including General Manager, Production Business Unit.

     Roger Henderson - Executive Vice President, age 41. Mr. Henderson was appointed Executive Vice President in May 1996. He has been Managing Director of Pro-Bel since April 1996. From 1987 to March 1996, he was Software Director of Pro-Bel and Managing Director of Pro-Bel Software Ltd.

     James M. Paul - Senior Vice President, Human Resources. Mr. Paul joined the Company as Senior Vice President Human Resources in October 1997. From February 1995 through September 1997 he held the position of Senior Vice President, Human Resources with TELE-TV. From 1993 to 1995, Mr. Paul held management positions at Bell Atlantic Corporation and, from 1975 to 1993 he held a management position at PRC, Inc., a subsidiary of Black and Decker Corporation.

     EXECUTIVE COMPENSATION AND OTHER INFORMATION

     Summary Compensation Table

     The following table sets forth the cash and noncash compensation awarded to or earned by all Chief Executive Officers who served in that position during fiscal year 1997 and, the most highly compensated executive officers of the Company who held such positions at the end of fiscal year 1997.


     Summary Compensation Table

     Annual Compensation              Long Term Compensation

                                      Other
     Name and Principal Position      Annual    Securities
                                      Compen-   Underlying
                 Salary(1)    Bonus   sation    Options/    All Other
        Year        ($)        ($)     ($)      SAR (#)        ($)

     Edward Grebow - President, Chief Executive Officer and Director
        12/97     215,385    105,000             700,000


     Michael I. Wellesley-Wesley - Chairman of the Board and Former Chief Executive Officer
        12/97     172,667
        12/96     262,000     50,000
        12/95      38,538     50,000                        62,500(2)


     Roi Agneta - Executive Vice President
        12/97     164,146     30,000               20,000
        12/96     156,105     31,320               50,000
        12/95      37,750      7,250


     Roger Henderson - Group Managing Director, Pro-Bel
        12/97     131,040     26,200               25,000
        12/96      88,329     16,900               50,000


     Patricia A. Lampe - Chief Financial Officer and Treasurer
        12/97     128,462     20,000               20,000
        12/96     118,000     23,000               50,000
        12/95     102,365     23,000


     Isaac Hersly(3) - Former President and Chief Operating Officer
        12/97     212,484
        12/96     217,215     40,000              166,666
        12/95     189,600     36,000


     (1) Includes any annual car allowance.
     (2) Pursuant to his contract, Mr. Wellesley-Wesley received this amount as compensation for his efforts prior to the effectiveness of his contract.
     (3) Mr. Hersly ceased being an executive officer of the Company in September 1997.

     Stock Option Grants

     Set forth below is information on grants of stock options under the Company's 1995 Long-Term Incentive Plan (the "Plan") for the named executive officers for the period January 1, 1997 to December 31, 1997.

     Stock Option Grants

     Option Grants in Last Fiscal Year Table


                           Individual Grants           Grant Value

                 Percent
                 of
     Name        Total
                 Options
     Number of   Granted
     Securities  to         Exercise
     Underlying  Employees  Price                       Grant Date
     Options     in Fiscal  ($ per    Expiration        Present
     Granted     Year       share)       Date           Value

     Patricia Arundell-Lampe
         20,000    1.7%     $5.375    10/28/2007        $74,645

     Roi Agneta
         20,000    1.7%      5.375    10/28/2007        $74,645

     Edward Grebow
        700,000   60.3%      4.250    06/04/2007(1)  $2,095,952

     Roger Henderson
         25,000    2.0%      5.375    10/28/2007        $93,307

     James M. Paul
         25,000    2.0%      5.375    10/28/2007        $93,307


     All options reported above were awarded under the Plan. The Company has not granted any stock appreciation rights. Pursuant to the terms of the Plan, the exercise price per share for all options is the closing price of the Common Stock as reported on the New York Stock Exchange ("NYSE") on the date of grant. The 700,000 options granted to Mr. Grebow include 500,000 options which vest in three equal installments; the first installment is exercisable at date of grant, the second and third installments vest on the first and second anniversaries of their date of grant, the remaining 200,000 options vest on the sixth anniversary of the date of grant or on such earlier date as the following events shall occur: (i) the option shall vest as to 100,000 shares when the average closing price of Common Stock as reported by the NYSE for any consecutive 30 trading days during the term of Mr. Grebow's employment (the "Employment Term") is $7.50 or greater; (ii) the remaining options shall vest when the average closing price of a share of Common Stock as reported by NYSE for any consecutive 30 trading days during the Employment Term is $10.00 or greater; or (iii) all of the options shall vest if the Company's earnings per share equal or exceed an aggregate of $.66 from the current operations of the Company, excluding certain extraordinary items. The other options reported above become exercisable in three equal installments, on the first, second and third year anniversaries of their date of grant. "Grant Date Present Value" is determined under the Black-Scholes pricing model, a widely recognized method of determining the present value of options. The factors used in this model for the grant to Edward Grebow are as follows: stock price - $4.25; exercise price - $4.25; dividend yield - 0.0%; volatility -50.00; risk-free rate of return
     - 6.67% and option term of 10 years. The factors used in this model for the grant to the executive officers, other than Edward Grebow are as follows: stock price - $5.375; exercise price - $5.375; dividend yield - 0.0%; volatility - 50.00; risk free rates of return
     - 6.12% and option terms of 10 years. The actual value, if any, an executive officer may realize will depend on the extent to which conditions to exercisability of the option are satisfied and the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive officer will be consistent with the value estimated by the Black-Scholes model. The estimated values under the model are based on assumptions regarding interest rates, stock price volatility and future dividend yield. The model is used for valuing market traded options and is not directly applicable to valuing stock options granted under the Plan which cannot be transferred.

     Pension Plans

     The Company maintains a domestic, qualified non-contributory defined benefit pension plan ("the U.S. Pension Plan") for all employees
     of   Chyron  Corporation,  except for those employees who  are
     covered under a collective bargaining agreement (there are currently no employees covered by collective bargaining agreements). Under the U.S. Pension Plan, a participant retiring at normal retirement age receives a monthly pension benefit equal to 25% of his or her final average earnings up to the level of social security covered compensation plus 38% of such earnings in excess of social security covered earnings. A participant's average monthly earnings is his or her monthly compensation averaged during the five consecutive years during the ten-year period prior to his or her termination that produces the highest average monthly compensation.

     (1) 70,580 options expire 6/24/2004, 629,420 options expire
     6/24/2007.

     Participants in the U.S. Pension Plan vest according to the following schedule:

     Years of Service     Amount Vested
        Less than 2            0%
        2                     20%
        3                     40%
        4                     60%
        5                     80%
        6                    100%

     In addition, a participant who reaches age sixty-five, but who has less than six years of participation in the U.S. Pension Plan, becomes fully vested when he or she completes five years of participation in the U.S. Pension Plan.

     The following current executive officers of the Company, and their credited years of service as of January 1, 1998, are participants in the U.S. Pension Plan: Ms. Lampe, 4 years; and Mr. Agneta, 2 years; Mr. Grebow, 0; Mr. Paul, 0.

     The following table shows the aggregate annual benefits under the U.S. Pension Plan as now in effect that would be currently payable to participants retiring at age sixty-five on a single-life basis under various assumptions as to salary and years of service. Benefits under the U.S. Pension Plan are payable in the form of a monthly, lifetime annuity commencing on the later of normal retirement age or the participant's date of retirement, or, at the participant's election, in a lump sum or installment payments. The amounts shown reflect the level of social security covered compensation for a participant reaching age sixty-five in 1997. In addition, the participant is entitled to receive social security benefits. The Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986, as amended, limit the annual retirement benefit that may be paid out of funds accumulated under a qualified pension plan. The current maximum annual benefit payable under the U.S. Pension Plan is $125,000. This maximum is proportionately reduced for years of plan participation less than ten. Effective from January 1, 1997 compensation in excess of $160,000 may not be taken into account in the determination of benefits under the U.S. Pension Plan.

     U.S. Pension Plan Table

     Highest Consecutive Five-Year     Years of Credited Service
     Average Compensation              at Retirement Age 65
     During the Last Ten Years of
     Employment                        5       10      15       20

      $50,000                      $ 3,800   $7,600  $11,400  $15,200

     $100,000                      $ 8,500  $17,100  $25,600  $34,200

     $150,000                      $13,300  $26,600  $39,900  $53,200

     $160,000                      $14,200  $28,500  $42,700  $57,000

     The Company's U.K. subsidiary, Pro-Bel, has a non-contributory defined benefit pension plan (the "U.K. Pension Plan") covering all permanent employees of Pro-Bel. Under the U.K. Pension Plan, a participant retiring after working 40 years with Pro-Bel will receive 66.66% of his or her basic earnings averaged over the last thirty-six (36) months of employment in addition to the U.K.'s basic and earnings related pension. Under U.K. legislation, benefits vest on a pro rata basis following completion of two (2) years membership. Spouses' pension of 50% of the members pension are payable on the death of the plan member whether in service or following retirement.

     The following current executive officer of the Company and his credited years of service at January 1, 1998 is a participant in the U.K. Pension Plan: Roger Henderson, 19 years.

     Directors' Compensation

     Directors of the Company who are also salaried officers or employees of the Company do not receive special or additional compensation for serving on the Board of Directors or any of its committees. Each director who is not a salaried officer or employee of the Company receives an annual fee of $5,000, plus $1,000 for each meeting of the Board of Directors attended and $500 for each committee meeting attended. In addition, each non-employee director receives options, as a formula grant, to purchase 5,000 shares of Common Stock at an exercise price equal to their market value on the last trading day of each July.

     Employment Contracts and Termination of Employment and Change-In-Control Arrangements

     The Company has an employment agreement with Mr. Edward Grebow, President and Chief Executive Officer. The agreement runs until June 4, 2000 and contains an automatic renewal provision for successive one (1) year terms unless terminated by the Company or Mr. Grebow. Mr. Grebow currently receives a base salary of $400,000 and is eligible to receive an additional bonus of up to 50% of his base salary, of which $50,000 is guaranteed. If the agreement is terminated with cause than Mr. Grebow is entitled only to receive that portion of his base salary and guaranteed bonus owed through date of termination. If he is terminated without cause on or after the commencement of the agreement and prior to the end of the first two years of employment, Mr. Grebow is entitled to a severance payment equal to eighteen months of his base salary plus the pro-rata portion of his guaranteed bonus for such period and additionally, all options granted to Mr. Grebow that have not vested at date of termination shall immediately vest. If the agreement is terminated without cause or Mr. Grebow resigns for good reason during the third-year of the employment term, Mr. Grebow is entitled to receive a severance payment equal to his entire base salary and the pro-rata portion of his guaranteed bonus for a period of twelve months and all options granted which have not vested at the date of termination shall immediately vest. In the event of a change-in control of the Company, the Company shall pay Mr. Grebow all compensation due under his employment agreement through the remainder of the employment term and all options that were not vested shall vest immediately. The agreement also contains certain restrictions on competition.

     The Company has an employment agreement with Ms. Lampe, Chief Financial Officer and Treasurer. The agreement runs until December 31, 1999 and contains an automatic renewal provision for successive one (1) year terms unless terminated by the Company or Ms. Lampe. Ms. Lampe currently receives a base salary of $132,000 and is eligible to receive a bonus of up to 20% of her base salary. If the agreement is terminated with cause, Ms. Lampe is entitled only to receive that portion of her base salary owed through the date of termination. If the agreement is terminated without cause, Ms. Lampe is entitled to receive a severance payment equal to her entire annual base salary payable in twelve equal monthly installments.
     The agreement also contains certain restrictions on competition.

     The Company has an employment agreement with Mr. Agneta, Executive Vice President of Strategic Planning. The agreement runs until October 1, 1998 and contains an automatic renewal for an additional one (1) year unless terminated by the Company or Mr. Agneta. Mr. Agneta currently receives a base salary of $163,300 and is eligible to receive a bonus of up to 20% of his base salary. If the agreement is terminated with cause, Mr. Agneta is entitled only to receive that portion of his base salary owed through date of termination. If the agreement is terminated without cause, Mr. Agneta is entitled to receive a severance payment equal to the pro rata portion of his salary payable for a nine (9) month period. The agreement contains certain restrictions on competition.

     The Company has an employment agreement with Mr. Roger Henderson, Group Managing Director, Pro-Bel. Mr. Henderson is entitled to receive a base salary of pounds sterling 80,000 and is eligible to
     receive a bonus of up to 20% of his base salary.    The agreement
     runs until normal retirement age unless terminated prior to that time because (i) of cause; (ii) the Company provides two year notice of termination; or (iii) Mr. Henderson provides six months notice of termination. If the agreement is terminated with cause, Mr. Henderson is entitled only to receive that portion of his base salary owed through date of termination. If the agreement is terminated without cause, Mr. Henderson is entitled to receive a severance payment equal to two years annual base salary. The agreement also contains certain restrictions on competition.

     COMPENSATION AND STOCK OPTION COMMITTEE
     REPORT ON EXECUTIVE COMPENSATION

     It is the duty of the Compensation Committee to develop, administer, and review the Company's compensation plans, programs, and policies, to monitor the performance and compensation of executive officers and other key employees and to make appropriate recommendations and reports to the Board of Directors relating to executive compensation.

     The Company's compensation program is intended to motivate, retain and attract management, linking incentives to financial performance and enhanced shareholder value. The program's fundamental philosophy is to tie the amount of compensation "at risk" for an executive to his or her contribution to the Company's success in achieving superior performance objectives.

     The compensation program currently consists of two components: (1) a base salary as set forth in each executive's employment agreement and (2) the potential for an annual cash bonus of up to 50% of the Chief Executive Officers base salary, and 20% of the other executive officers base salary, depending upon the satisfaction of certain performance criteria annually set by the Compensation Committee for each position. The criteria may relate to overall Company performance, the individual executive's performance or a combination of the two, depending upon the particular position at issue. The second component constitutes the "at risk" portion of the compensation program. Additionally, employees (including executive officers) are eligible to receive awards pursuant to the Company's long-term incentive plan.

     All amounts paid or accrued during fiscal year 1997 under the above-described compensation program are included in the table found in the section captioned "Summary Compensation Table."

     The Compensation and Stock Option Committee

     Respectfully submitted,

     Charles Diker and Wesley W. Lang, Jr.

     March 31, 1998

     STOCK PERFORMANCE CHART

     The following chart compares the yearly percentage change in the cumulative total shareholder return on the Common Stock during the five fiscal years ended December 31, 1997 with the cumulative total return on the Russell 2000 Index and a peer group selected by the Company consisting of businesses engaged in supplying equipment to the broadcast and video industry. The comparison assumes $100 was invested on January 1, 1992, in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

     The businesses included in the Company-selected peer group are: Avid Technology Inc., Carlton Communications Plc, Leitch Technology Corp., Philips Electronics NV, Scitex Ltd, Sony Corp., Tektronix
     Inc.   The returns of each component issuer in the foregoing group have been weighted according to the respective issuer's stock market capitalization.


     On February 7, 1997 the Company effected a one-for-three reverse stock split of its Common Stock. The table above reflects the one-for-three reverse stock split. On March 13, 1998, 32,605,706 share of Common Stock were outstanding.

     OTHER MATTERS ARISING AT THE ANNUAL MEETING

     The matters referred to in the Notice of Annual Meeting and described in this Proxy Statement are, to the knowledge of the Board of Directors, the only matters that will be presented for consideration at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons appointed by the accompanying proxy will vote on such matters in accordance with their best judgment pursuant to the discretionary authority granted to them in the proxy.

     PRINCIPAL SHAREHOLDERS

     Security Ownership of Certain Beneficial Owners

     The following table sets forth, as of March 13, 1998, certain information about all persons who, to the Company's knowledge, were beneficial owners of 5% or more of Common Stock of the Company.(1)

                                     Amount and
                                     Nature of
                                     Beneficial        Percent
     Name and Address of             Ownership        of Class
     Beneficial Owner                (2)(3)           (2)(3)

     WPG Corporate Development Associates, IV, L.P.(4)
     One New York Plaza
     New York, New York 10004
                                      6,686,918       20.5%


     WPG CDA IV (Overseas), Ltd. (5)
     BankAmerica Trust and Banking Corp.
     P.O. Box 1092
     Georgetown, Grand Cayman Island
                                      1,612,513        5.0%


     WPG Private Equity Partners, L.P. (6)
     One New York Plaza
     New York, New York 10004
                                      6,686,918       20.6%


     WPG Enterprise Fund II, L.P.(7)
     555 California Street
     San Francisco, California 94104
                                      1,661,572        5.1%


     WPG Private Equity Partners (Overseas), L.P.(8)
     One New York Plaza
     New York, New York 10004
                                      1,612,513        5.0%


     WPG Venture Partners III, L.P.(9)
     555 California Street
     San Francisco, California 94104
                                      3,043,100        9.3%


     WPG Corporate Development Associates IV (Overseas) L.P.(10)
     BankAmerica Trust and Banking Corp.
     P.O. Box 1092
     Georgetown, Grand Cayman Island
                                      1,612,513        5.0%


     Philip Greer(11)
     Weiss Peck & Greer, L.L.C.
     555 California Street
     San Francisco, California 94104
                                      4,655,613       14.3%


     Gill Cogan(12)
     Weiss Peck & Greer, L.L.C.
     555 California Street
     San Francisco, California 94104
                                      3,043,100        9.3%


     Westpool Investment Trust plc(13)
     Carlton House
     33 Robert Adam Street
     London W1M 5AH
     England
                                      2,628,163        8.1%


     Security Ownership of Management

     The following table sets forth, as of March 13, 1998, certain information with respect to the beneficial ownership of each class of the Company's equity securities by each director and executive officer of the Company and all directors and executive officers of the Company as a group.

                                        Amount and
                                        Nature of
                                        Beneficial       Percent
                                        Ownership        of Total
     Name of Beneficial Owner           (2)(3)           (2)(3)

     Michael I. Wellesley-Wesley(14)    2,912,462           8.0%

     Edward Grebow(15)                    249,667            *

     Roi Agneta(16)                        35,530            *

     Patricia Arundell-Lampe(16)           33,332            *

     Roger Henderson(16)(17)               68,080            *

     Alan J. Hirschfield(18)              216,097            *

     Eugene M. Weber(18)                   13,999            *

     Donald P. Greenberg(19)                6,666            *

     Charles M. Diker(20)                 588,126          1.8%

     Raymond W. Hartman                   191,119            *

     Wesley W. Lang(21)                 8,306,097         25.5%

     All directors and executive
     officers as a group
     (11 persons)                      12,621,175         38.5%

     * Less than one percent (1%).

     (1)These tables are based upon information supplied by Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to the table and subject to the community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him. Applicable percentage of ownership is based on 32,605,706 shares of Common Stock, which were outstanding on March 13, 1998.

     (2)Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 13, 1998 are deemed outstanding. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

     (3)In calculating the percent of the outstanding shares of Common Stock, all shares issuable on exercise of stock options held by the particular beneficial owner that are included in the column to the left of this column are deemed to be outstanding.

     (4)Includes 763,380 shares of Common Stock owned in the aggregate by Sepa Technologies Ltd., Co. ("Sepa"), The DSF Investment Trust I ("DSF") and Alfred O.P. Leubert Ltd. ("Leubert"), a New York corporation, over which it has voting control.

     (5)WPG CDA IV (Overseas), Ltd. ("Overseas") serves as one of the general partners of WPG Corporate Development Associates IV (Overseas), L.P. ("CDAO"). Overseas disclaims beneficial ownership of such shares, except to the extent of its interest in CDAO. The shares beneficially owned by Overseas are included in the total shown and aggregate to 428 shares.

     (6)WPG Private Equity Partners, L.P. ("PEP") serves as the general partner of WPG Corporate Development Associates IV, L.P. ("CDA").
      PEP disclaims beneficial ownership of such shares, except to the extent of its interest in CDA. The shares beneficially owned by PEP are included in the total shown and aggregate to 241,562 shares.

     (7)Includes 189,720 shares of Common Stock owned by Sepa, DSF and Leubert over which it has voting control.

     (8)WPG Private Equity Partners (Overseas), L.P. ("PEPO") serves as one of the general partners of CDAO. PEPO disclaims beneficial ownership of such shares, except to the extent of its interest in CDAO. The shares beneficially owned by PEPO are included in the total shown and aggregate to 6,713 shares.

     (9)WPG Venture Partners III, L.P. ("WPGVP") serves as the general partner of WPG Enterprise Fund II, L.P. ("WPGEF") and Weiss, Peck & Greer Venture Associates III, L.P. ("WPGVA"). WPGVA has voting power over 157,680 shares of Common Stock owned by Sepa, DSF and Leubert. WPGVP disclaims beneficial ownership of such shares,
     except to the extent of its interest in WPGEF and WPGVA.   The
     shares beneficially owned by WPGVP are included in the total shown and aggregate to 111,714 shares.

     (10)Includes 184,140 shares of Common Stock owned by Sepa, DSF and Leubert over which its general partners, Overseas and PEPO have voting control.

     (11)Mr. Greer is a co-managing partner of WPGVP, a general partner of PEP and PEPO, and a director of Overseas. Mr. Greer disclaims beneficial ownership of such shares, except to the extent of his interests in PEPO, PEP, Overseas and WPGVP. The shares beneficially owned by Mr. Greer are included in the total shown and aggregate to one share.

     (12)Mr. Cogan is a co-managing partner of WPGVP and a director of Overseas. Mr. Cogan disclaims beneficial ownership of such shares, except to the extent of his interest in WPGVP and Overseas. The shares beneficially owned by Mr. Cogan are included in the total shown and aggregate to 2,735 shares.

     (13)Includes 300,060 shares of Common Stock owned by Sepa, DSF and Leubert over which it has voting control.

     (14)Shares are directly owned by Paris Investment Limited, an entity of which Michael I. Wellesley-Wesley is the sole beneficiary.

     (15)Includes 166,667 shares that may be acquired upon the exercise of presently exercisable options.

     (16)Includes 33,332 shares that may be acquired upon the exercise of presently exercisable options.

     (17)Includes 1,158 shares owned by Mr. Henderson's wife to which, Mr. Henderson disclaims beneficial ownership.

     (18)Includes 9,999 shares that may be acquired upon the exercise of presently exercisable options.

     (19)Includes 6,666 shares that may be acquired upon the exercise of presently exercisable options.

     (20)Mr. Diker directly owns 450,127 shares of Common Stock and is the manager of a fund which owns 40,000 shares of Common Stock, Mr. Diker disclaims beneficial ownership of such shares. In addition, Mr. Diker has voting control of 63,000 shares owned by Sepa, DSF and Leubert. Also includes 34,999 shares that may be acquired upon the exercisable options.

     (21)Includes 9,999 shares that may be acquired upon the exercise of presently exercisable options. Includes 7,351,911 shares
     beneficially owned by CDA, CDAO, PEP, PEPO and Overseas.   Includes
     947,520 shares of Common Stock owned by Sepa, DSF and Leubert over which Mr. Lang has indirect voting control. Mr. Lang is the co-managing partner of PEP and PEPO and a director of Overseas. Mr. Lang disclaims beneficial ownership of such shares, except to the extent of his interests in PEP, PEPO and Overseas. The shares beneficially owned by Mr. Lang are included in the total shown and aggregate to 10,812 shares.

     INTERESTED PARTY TRANSACTIONS

     Mr. Wellesley-Wesley has a consulting agreement, dated August 1, 1997, with the Company, pursuant to which he provides services in connection with potential strategic alliances, mergers and business opportunities for the Company, primarily in Europe. He receives $100,000 as compensation and health benefits and $500,000 in life insurance. This agreement expires on July 31, 1998.

     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company has entered into indemnity agreements with each of its directors and executive officers. The indemnity agreements provide that directors and executive officers (the "Indemnities") will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorney's fees), judgments, fines, penalties and settlement amounts paid or incurred by them in any action, suit or proceeding on account of their services as director, officer, employee, agent or fiduciary of the Company or as directors, officers, employees or agents of any other company or entity at the request of the Company. The Company will not, however, be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to any action (1) in which a judgment adverse to the Indemnitee establishes (a) that the Indemnitee's acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material, or (b) that the Indemnitee personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (2) which the Indemnitee initiated, prior to a change in control of the company, against the Company or any director or officer of the Company unless the Company consented to the initiation of such claim. The indemnity agreements require a Indemnitee to reimburse the Company for expenses advanced only to the extent that it is ultimately determined that the director or executive officer is not entitled, under Section 723(a) of the New York Business Corporation Law and the indemnity agreement, to indemnification for such expenses.

     SHAREHOLDER PROPOSALS

     A shareholder of the Company who wishes to present a proposal for action at the Company's 1999 Annual Meeting of Shareholders must submit such proposal to the Company, and such proposal must be received by the Company, no later than December 1, 1998.

     COST OF SOLICITATION OF PROXIES

     The solicitation of proxies pursuant to this Proxy Statement is made by and on behalf of the Company's Board of Directors. The cost of such solicitation will be paid by the Company. Such cost includes the preparation, printing and mailing of the Notice of Annual Meeting, Proxy Statement, Annual Report and form of proxy. The solicitation will be conducted principally by mail, although directors, officers and employees of the Company (at no additional compensation) may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held of record by such fiduciaries, and the Company may reimburse such persons for their reasonable expenses in so doing.


     INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of Price Waterhouse LLP, which audited the Company's 1996 and 1997 financial statements, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

     SECTION 16(a) REPORTING DELINQUENCIES

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the SEC and The New York Stock Exchange reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal year 1997, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met except that Mr. Greenberg was late in filing his Form 5.

     ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge to each person whose proxy is solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the period January 1, 1997 through December 31, 1997, filed with the SEC, including the financial statements and the schedules thereto. The Company does not undertake to furnish without charge copies of all exhibits to its Form 10-K, but will furnish any exhibit upon the payment of Twenty Cents ($0.20) per page or a minimum charge of Five Dollars ($5.00). Such written requests should be directed to Ms. Judy Lane, Chyron Corporation, 5 Hub Drive, Melville, New York 11747. Each such request must set forth a good faith representation that, as of March 26, 1998, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting. The Company incorporates herein the Annual Report by reference.


     By Order of the Board of Directors,




     Daniel I. DeWolf
     Secretary

     Melville, New York
     March 31, 1998